UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2018

ICOX INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4101 Redwood Ave., Building F, Los Angeles, CA 90066

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On May 31, 2018, we issued 9,113,659 shares of our common stock upon conversion of the subscription receipts issued on March 12 and 19, 2018, Accordingly, aggregate gross proceeds of US$5,468,195.40, previously held in escrow, have been released to our company. In connection with the conversion of the subscription receipts, on May 31, 2018, we issued 160,865 shares of our common stock at a deemed price of US$0.60 per share as a finder’s fee.

The conversion of the subscription receipts was the result of our company satisfying the escrow release condition, which was the receipt by our company of conditional approval for the listing of the shares of our common stock on a Canadian stock exchange. On May 29, 2018, the TSX Venture Exchange conditionally approved the listing of the shares of our common stock subject to our company fulfilling all requirements of the TSX Venture Exchange, including the following conditions:

●	the execution of a definitive business services agreement by our company with one of its arm’s length potential clients;

●	the engagement of a sponsor who will provide a comprehensive sponsor report to the satisfaction of the TSX Venture Exchange;

●	satisfactory receipt of Form 2A Personal Information Forms from, and the completion of satisfactory background checks relating to, all members/representatives of Business Instincts Group Inc. who have been previously disclosed to the TSX Venture Exchange to be performing services on behalf of our company;

●	the appointment of a director with strong public company experience (to the satisfaction of the TSX Venture Exchange) to our board of directors;

●	the appointment of a chief financial officer with a certified designation and strong auditing background (to the satisfaction of the TSX Venture Exchange);

●	satisfactory evidence/confirmation that the independent directors of our company have reviewed and approved all non-arm’s length/related party agreements;

●	satisfactory evidence that all related party agreements have been amended to ensure that the termination provisions do not allow for “golden parachute” provisions; and

●	receipt of a satisfactory legal opinion respecting (a) the regulatory framework under which we engage in our business; and (b) affirming that the business being conducted is legal in the relevant jurisdictions.

There can be no assurance that the shares of our common stock will be listed on the TSX Venture Exchange.

Of the 9,113,659 shares of our common stock we issued upon conversion of the subscription receipts: (i) 358,333 shares were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended to 11 investors who were “accredited investors” within the respective meanings ascribed to that term in Regulation D promulgated under the Securities Act of 1933, as amended; and (ii) 8,755,326 shares were issued to 207 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended. We issued the shares of our common stock as the finder’s fee to one non-U.S. person in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOX INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

June 1, 2018

3